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                                                                     EXHIBIT 3.7

DOC ID ---  200418002544

[SEAL OF THE SECRETARY OF STATE OF OHIO]

                         Prescribed by J. KENNETH BLACKWELL
                            Ohio Secretary-of State _
                          Central Ohio: (614) 466-3910
                   Toll Free: 1-877-SOS-FILE (1-877-767-3453)

                                      Expedite this Form: (Select One)
                                      Mail Form to one of the Following:
                                               PO Box 1390
                                      [ ] Yes
                                               Columbus, OH 43216
                                      *** Requires an additional fee of $100 ***

                                               PO Box 1028
                                      [X] No
                                               Columbus, OH 43216

                                      www.state.oh.us/sos
                                      -------------------
                                      e-mail: busserv@sos.state.oh.us


                           CERTIFICATE OF AMENDMENT BY
                             SHAREHOLDERS OR MEMBERS
                                   (Domestic)
                                Filing Fee $50.00

(CHECK ONLY ONE (1) BOX)
(1) Domestic for Profit   PLEASE READ INSTRUCTIONS  (2)Domestic Non-Profit

[ ] Amended               [X] Amendment             [ ]   Amended  [ ] Amendment
   (122-AMAP)                 (125-AMDS)                (126-AMAN)     (128-AMD)

COMPLETE THE GENERAL INFORMATION IN THIS SECTION FOR THE BOX CHECKED ABOVE.

Name of Corporation      Advanced Lighting Technologies, Inc.
                         -------------------------------------------------------
Charter Number           904931
                         -------------------------------------------------------
Name of Officer          Julie Byrne
                         -------------------------------------------------------
Title                    Secretary
                         -------------------------------------------------------

[X] Please check if additional provisions attached. SEE EXHIBIT A ATTACHED
HERETO.

The above named Ohio corporation, does hereby certify that:

[ ] A meeting of the     [ ] shareholders   [ ] DIRECTORS (NON-PROBIT AMENDED
                                                ARTICLES ONLY)

[ ] members was duly called and held on  _____________________________
                                                  (Date)

at which meeting a quorum was present in person or by proxy, based upon the quorum present, an affirmative vote was cast which entitled them to exercise ______________ % as the voting power of the corporation.

[X] In a writing signed by all of the   [X] shareholders  [ ] directors
                                                             (NON-PROFIT AMENDED
                                                              ARTICLES ONLY)

[ ] members who would be entitled to the notice of a meeting or such other proportion not less than a majority as the articles of regulations or bylaws permit.

CLAUSE APPLIES IF AMENDED BOX IS CHECKED.

Resolved, that the following amended articles of incorporations be and the same are hereby adopted to supercede and take the place of the existing articles of incorporation and all amendments thereto.

541                             Page 1 of 2             Last   Revised: May 2002

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DOC ID -->       200418002544

ALL OF THE FOLLOWING INFORMATION MUST BE COMPLETED IF AN AMENDED BOX IS CHECKED. IF AN AMENDMENT BOX IS CHECKED, COMPLETE THE AREAS THAT APPLY.

FIRST: The name of the corporation is: _________________________________________

SECOND: The place in the State of Ohio where its principal office is located is in the City of:

       _______________________________________   _______________________________
       (city, village or township)                        (county)

THIRD: The purposes of the corporation are as follows:

                                        SEE EXHIBIT A ATTACHED HERETO
                                        ----------------------------------------
FOURTH: The number of shares which the corporation is authorized to have outstanding is: ________________________________________________________

                           (DOES NOT APPLY TO BOX (2))

        REQUIRED              /s/ Julie Byrne                  5/28/04
Must be authenticated             ----------------------     ------------
(SIGNED) by an authorized         Authorized Representative     Date
representative
  (SEE INSTRUCTIONS)         Julie Byrne, Secretary
                             ----------------------------
                             (Print Name)

                             ----------------------------

                             ----------------------------

                             ----------------------------    -----------
                             Authorized Representative          Date

                             ----------------------------
                             (Print Name)

                             ----------------------------

                             ----------------------------

541                             Page 2 of 2             Last   Revised: May 2002

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DOC ID --> 200418002544

                                    EXHIBIT A

              (SECOND AMENDMENT TO PART A OF ARTICLE FOURTH OF THE
             SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION)

      In exercise of the authority to do so pursuant to Section 1701.71 of the Ohio Revised Code and Part A, Paragraph 1 of Article Fourth of the Second Amended and Restated Articles of Incorporation, the Corporation's shareholders, including all of the holders of the Corporation's Series A Preferred Stock, duly adopted the following provisions, which shall supersede and replace in their entirety the terms and provisions of Subparagraph b, Subparagraph d and Subparagraph e of Paragraph 3 ("Express Terms of Series A Preferred Shares") of Part A of said Article Fourth as heretofore in effect; TO WIT, Subparagraph b, Subparagraph d and Subparagraph e of Paragraph 3 of Article Fourth, Part A of the Corporation's Second Amended and Restated Articles of Incorporation, as heretofore amended and in effect, shall, effective upon the filing with the Ohio Secretary of State of a Certificate of Amendment to the Corporation's Second Amended and Restated Articles of Incorporation setting forth the same, be further amended by amending and restating said Subparagraph b, Subparagraph d and Subparagraph e of Paragraph 3 in their entirety to read as follows:

b. Number. The number of shares constituting the Series A Stock shall be 35,000.

      ...

d. Dividend Rights. The holders of the outstanding Series A Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the payment of dividends, cash dividends, at the dividend rate of 8% per share per annum. Such dividends shall accrue on each such share from the date of its original issuance and shall accrue from day to day. Dividends on Series A Stock shall be cumulative, so that, if any such dividend or dividends shall not have been declared and paid when due, the deficiency shall be declared for all outstanding shares of Series A Stock before the Corporation declares, pays or sets apart for payment any dividends (except for dividends paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) on its Junior Securities or Parity Securities.

e. Liquidation Rights. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the Series A Stock shall be entitled, before any payment or distribution of the Corporation's assets (whether capital or surplus) is made or set apart for the holders of Junior Securities, to paid the sum of one thousand dollars ($1,000.00) per share of Series A Stock plus an amount equal to all dividends which have been declared but which remain unpaid to the date of the final distribution to such holders. In case the net assets of the Corporation, or any proceeds thereof, are insufficient to pay in full all outstanding shares of Series A Stock and any other Parity Securities the amount to which they are respectively entitled, then the entire

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DOC ID --> 2004418002544

net assets of the Corporation shall be distributed ratably to all outstanding shares of Series A Stock and any such other Parity Securities.

Notwithstanding anything else in the Corporation's Articles of Incorporation, a liquidation, dissolution or winding-up, voluntary or involuntary, of the Corporation shall (in addition to any circumstance normally regarded as a "liquidation," dissolution" or "winding-up") also be deemed to have occurred upon:

      (i) the acquisition of the Corporation by any one or more other entities by means of any transaction or series of related transactions (including, without limitation, any reorganization, conversion, merger or consolidation, whether of the Corporation with or into any other corporation or of any other corporation with or into the Corporation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation); or

      (ii)  a sale of all or substantially all of the assets of the Corporation;

provided that a consolidation or merger as a result of which the holders of capital stock of the Corporation immediately before such merger or consolidation possess (by reason of such holdings) fifty percent (50%) or more of the voting power of the Corporation surviving such merger or consolidation (or other corporation which is the issuer of the capital stock into which the capital stock of the Corporation is converted or exchanged in such merger or consolidation) shall not be treated as a liquidation, dissolution or winding-up, voluntary or involuntary, of the Corporation within the meaning of this Subparagraph (e).

                              [End of Provisions]